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                                Exhibit (19)(a)

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                                                                                                                     SSR-2184 page 1

STATE STREET RESEARCH FUNDS
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Mail this application, along with any other required documents to:       NEW ACCOUNT APPLICATION
STATE STREET RESEARCH FUNDS, P.O. Box 8408, Boston, MA 02266-8408.
Registered representatives, mail this application to your home office    - Use the Additional Services Application to take advantage
for approval. QUESTIONS? CALL TOLL-FREE 1-877-773-8637.                    of a range of services, including checkwriting and the
                                                                           Systematic Withdrawal Plan.

                                                                             Check here if you are including the Additional Services
                                                                             Application with your New Account Application.

1        YOUR ACCOUNT
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- FILL IN ONE ACCOUNT TYPE ONLY. PLEASE PRINT IN CAPITAL LETTERS.        - Individual Retirement Accounts require a different
                                                                           application. To obtain an IRA application, call us
                                                                           TOLL-FREE 1-87-SSR-FUNDS (1-877-773-8637)

- INDIVIDUAL OR JOINT ACCOUNT

Owner's first name                            Middle        Last name

Owner's Social Security number                                           Owner's date of birth [month / day / year]

Joint owner's first name                      Middle        Last name

Joint owner's Social Security number                                     Joint owner's date of birth [month / day / year]

Joint owners will be joint tenants with rights of survivorship unless you check a different option:

     Tenants in common                  Tenants by entirety                Community property

- GIFT / TRANSFER TO A MINOR (UGMA/UTMA)
(*ONLY 1 CUSTODIAN PER UGMA/UTMA)

Custodian's first name                        Middle        Last name

As custodian for: Minor's first name          Middle        Last name

Under the                  [minor's state of residence] Uniform Gift / Transfer to Minors Act

Minor's Social Security number                                           Minor's date of birth [month / day / year]


- TRUST ACCOUNT
(*PLEASE ATTACH FIRST AND LAST PAGE OF TRUST AGREEMENT)

Trustee's First name                          Middle        Last name

Co-trustee (if applicable): first name        Middle        Last name

As trustees of [name of trust]

For the benefit of [trust beneficiary]

Trust's federal tax identification number                                Date of trust agreement [month / day / year]


- BUSINESS / OTHER ACCOUNT

Name of entity

Federal tax identification or Social Security number

     I/We have included a corporate resolution, as is required to open this account.

Type of entity:        Corporation        Partnership        Estate        Unincorporated association        Guardian

For all other types of accounts, please call
www.statestreetresearch.com
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2  YOUR ADDRESS                                                                                                      SSR-2184 page 2
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Street number / P.O. Box              Street Name

City                                                                     State            Zip Code

Daytime phone number                                        Evening phone number

ELECTRONIC DELIVERY OF FUND DOCUMENTS: To receive fund documents via electronic delivery including quarterly statements, financial
reports and prospectuses, check here:       Enter your email address: _______________________

*ELECTRONIC DELIVERY IS NOT AVAILABLE FOR SIMPLE IRAS AND CORPORATE RETIREMENT PLANS

Check One:         U.S. Citizen       Non-U.S. Citizen - please include IRS form W-8

Check One:         U.S. resident      Resident of:

                                                       Country:


3  Your Investment
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   - CHOOSE ONE SHARE CLASS AND ONE DISTRIBUTION OPTION FOR EACH FUND.
   - The minimum investment is $2,500 per account ($1,000 using Investamatic). Please refer to prospectus for details.



FUND NAME                     AMOUNT YOU ARE INVESTING                SHARE CLASS                    ALL DISTRIBUTIONS*
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STATE STREET RESEARCH:                                                A    B(1)   C      Reinvested        Direct         By
                                                                                                          Deposit**     Check***
  Alpha                         $     ,             ,          .

  Argo                          $     ,             ,          .

  Aurora                        $     ,             ,          .

  Concentrated Growth           $     ,             ,          .

  Concentrated International    $     ,             ,          .

  Emerging Growth               $     ,             ,          .

  Galileo                       $     ,             ,          .

  Global Resources              $     ,             ,          .

  Government Income             $     ,             ,          .

  Growth                        $     ,             ,          .

  Health Sciences               $     ,             ,          .

  High Income                   $     ,             ,          .

  International Equity          $     ,             ,          .

  Investment Trust              $     ,             ,          .

  Legacy                        $     ,             ,          .

  Mid-Cap Growth                $     ,             ,          .

  Money Market                  $     ,             ,          .       Class E only

  New York Tax-Free             $     ,             ,          .

  Strategic Growth & Income     $     ,             ,          .

  Strategic Income              $     ,             ,          .

  Strategic Income Plus         $     ,             ,          .

  Tax-Exempt                    $     ,             ,          .

  Other:                        $     ,             ,          .                                                        Other:


*IF NOTHING IS CHECKED, WE WILL REINVEST ALL DIVIDENDS. **PLEASE COMPLETE THE BANK ACCOUNT INFORMATION SECTION IN SECTION 6.
***Check will be mailed to the address of record.

THIS INVESTMENT IS BEING MADE:    by mail - make check payable to STATE STREET RESEARCH FUNDS
   by Federal Funds Wire; the control number is:             through a dealer; the wire order confirmation number is:

4  Options for Reducing Sales Charges
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- I WISH TO APPLY FOR REDUCED CLASS A SALES CHARGES THROUGH:               LETTER OF INTENT

       RIGHT OF ACCUMULATION                                               I plan to invest, without obligation, a total of at
                                                                           least the following amount in eligible mutual funds
  When calculating my sales charges for this investment, please include    over the next 13 months:
  the assets owned by me, my family members or other eligible persons.
                                                                             $100,000         $250,000
       Check here if you have existing accounts.                             $500,000         $1 Million

                                                                             Please include investments made within the past 90 days
                                                                             in these accounts.

                                                                             Check here if you have existing accounts.
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5. TELEPHONE EXCHANGES AND REDEMPTIONS                                                                               SSR-2184 page 3
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- TELEPHONE EXCHANGE AND REDEMPTION PRIVILEGE

  Unless I have checked the box below, the State Street Research Funds and their agents are authorized to act upon instructions received by telephone from me or any other person claiming to be me or my registered representative who can provide State Street
  Research with my account registration and address as it appears on State Street Research Funds' record. The State Street Research
  Funds and their agents will not be liable for unauthorized transactions if they employ reasonable procedures to confirm that instructions received by telephone are genuine. I agree to indemnify and hold harmless the State Street Research Funds and their agents that may be involved in transactions authorized by telephone against any claim or loss in connection with any telephone transaction effected on my account.

     I do NOT wish to authorize the automatic telephone exchange and redemption privilege. Accept only written instructions signed by me and all registered owners.


6  TRANSFERS TO / FROM YOUR BANK
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   - Convenient services to help you buy or sell fund shares.
   - Be sure to attach a deposit slip or voided, unsigned check depending on the service(s) you are requesting.

- I WOULD LIKE TO REQUEST ONE OR MORE OF THE FOLLOWING SERVICES (PLEASE PROVIDE YOUR BANK ACCOUNT INFORMATION BELOW):

INVESTAMATIC
Makes periodic investments in the State Street Research fund(s) of your choice. I authorize automatic withdrawals from the bank account

   specified at the bottom of the page. I request these withdrawals to occur       Starting month:
                                                                                   every month, on the    ________ of the month.
                                                                                   every 3 months, on the ________ of the month.


Fund name

                                                            $          ,             .
Account number (if existing account)                         Investment amount ($50 per account minimum)

Fund name


                                                            $          ,             .
Account number (if existing account)                         Investment amount ($50 per account minimum)

   EZ TRADER
   Allows you to move money between your fund account and bank account by calling State Street Research.
   NOTE: Your bank must be a member of the Automated Clearing House (ACH)system.
   Bank registration must be identified to SSR account. If not, please complete section 8.

   WIRE REDEMPTION CAPABILITY
   Lets you designate a bank account to receive proceeds by wire when you sell State Street Research shares.

- BANK ACCOUNT INFORMATION

PLEASE ESTABLISH THE SERVICE(S) BETWEEN MY FUND ACCOUNT AND MY:       Checking account (voided, unsigned check attached)

                                                                      NOW / money market / savings account (deposit slip attached)

Bank name

Street number of bank              Street name

City                                                                                      State          Zip code

Bank routing number or ABA number                                     Bank account number

Bank account holder's first name                              Middle      Last name (list exactly as on bank statements)

Second bank account holder (if applicable): First name        Middle      Last name

Signature of first bank account holder, exactly as on bank statements        Signature of second bank account holder (if applicable)


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                                         TAPE YOUR VOIDED CHECK OR DEPOSIT SLIP HERE

                          BANK AND CREDIT UNION ROUTING INFORMATION.

                          For deposits or withdrawals to your checking account, please tape a voided check so we may get bank or credit union account information.

                          For deposits or withdrawals to a savings account, please tape a preprinted deposit slip. (Do not staple the slips.)
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7  Your Signature                                                                                                    SSR-2184 page 4
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   - All owners listed in Section 1 need to sign this application.
   - Please note that the certification below and the provision of your federal tax identification number are the only portions of this application for which the IRS requires your certification.

I ACKNOWLEDGE THAT I:                                            I CERTIFY, UNDER PENALTIES OF PERJURY, THAT:

- have received the current prospectus(es) for all funds in      - the number shown on this form is my correct taxpayer
  which I am investing.                                            identification number (or I am waiting for a number to be
                                                                   issued to me), and
- accept the terms of investment described in the
  prospectus(es) and this application.                           - I am not subject to backup withholding because (a) I am
                                                                   exempt from backup withholding, or (b) I have not been
- understand that these same terms will also apply to all          notified by the Internal Revenue Service that I am subject
  shares obtained by exchange.                                     to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that
- accept responsibility for unauthorized telephone                 I am no longer subject to backup withholding.
  instructions unless the fund's agents are negligent or
  unless I declined the privileges in Section 5.




Your signature, exactly as your name appears in Section 1                            Date [month / day / year]

Signature of joint owner (if applicable), exactly as name appears in Section 1       Date [month / day / year]

8  SIGNATURE GUARANTEE - ONLY REQUIRED FOR EZ TRADER OR IF CHANGING OWNERSHIP
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   - If you are investing directly, have Part I completed; if not, have your dealer fill out Part II.

- I - For Direct Investments


Name of bank or other guarantor


Street number                       Street name

City                                                                                 State           Zip code

THE BANK OR GUARANTOR GUARANTEES THE OWNER'S LEGAL CAPACITY AND ALL SIGNATURES ON THIS APPLICATION AND ON RELATED INVESTMENT CHECKS
AND INSTRUCTIONS, INCLUDING THE ADDITIONAL SERVICES APPLICATION.


Signature of bank's or guarantor's authorized representative                         Date [month / day /year]
II - For Investments Through a Dealer

Dealer name

Street number of home office        Street name

City                                                                                 State           Zip code

Street number of branch office      Street name

City                                                                                 State           Zip code

Branch office number                                             Branch office phone number

THE DEALER:

- agrees to the terms of the current prospectus(es),             - will indemnify the fund, its adviser, distributor or other
  application and current dealer agreement, which is included      agents from any losses resulting from these instructions.
  by reference.                                                  - guarantees the owner's legal capacity and all signatures on
- represents that it has given the owner(s) the relevant           this application and on related investment checks and
  prospectus(es).                                                  instructions, including the Additional Services Application.
- represents that it has completed this application according to instructions from the owner(s).


Registered Representative's first name            Middle         Last name


Registered Representative number


Signature of authorized officer of dealer                                       Date [month / day / year]


Mail this application, along with any other required documents to:
State Street Research Funds, P.O. Box 8408, Boston, MA 02266-8408.
Registered representatives, mail this application to your home office for approval.
Questions? TOLL-FREE 1-87-SSR-FUNDS (1-877-773-8637)
www.statestreetresearch.com

[LOGO] STATE STREET RESEARCH
-C-2000 State Street Research Investment Services, Inc.,
One Financial Center, Boston, MA 02111-2690
CONTROLNUMBER:(exp1001) SSR-LD
                                                                                                                       SSR-2184-1000
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